UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  February 8, 2007

Cephalon, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-19119	23-2484489
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

41 Moores Rd.
Frazer, Pennsylvania		19355
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code  (610) 344-0200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

(a)           On February 9, 2007, Cephalon, Inc. (the “Company” or “Registrant”) amended (the “Amendment”) its Second Amended and Restated Rights Agreement (the “Agreement”) to appoint American Stock Transfer & Trust Company (“AmStock”) as successor rights agent under the Agreement following the removal of StockTrans, Inc. as rights agent.  The Amendment also reduced the required amount of combined capital and surplus for a successor rights agent to at least $20,000,000 at the time of appointment.  The foregoing is a summary of the material terms of the Amendment and does not purport to be complete.  This Amendment is attached hereto as Exhibit 10.1 and incorporated herein by reference.

There are no material relationships between AmStock and Cephalon or any of the Cephalon’s affiliates, directors or officers (or any associate of any such director or officer), other than by virtue of the Amendment and AmStock’s status as the transfer agent for the Company’s common stock.

(b)           On February 8, 2007, the independent members of the Board of Directors (the “Board”) the Registrant, upon the recommendation of the Stock Option and Compensation Committee, adopted the 2007 Management Incentive Compensation Program (the “MICP”) for the Company’s executive officers appointed by the Board and key employees.  Under the MICP, the Company’s executive officers shall be entitled to earn cash bonus compensation (an “Award”) based upon the achievement of certain pre-established performance goals for 2007 outlined in the MICP (the “Performance Goals”) for each executive officer.

The Performance Goals for 2007 consist of both financial and operational goals.  Financial goals are based on equally weighted targets for total product sales and pro forma net income in 2007.  Operational goals are focused on three areas: clinical, manufacturing and technical operations, and research and development.  Within these areas, the operational goals include, among other things, progressing or completing specified clinical trials in the U.S. and Europe, providing manufacturing support for new and existing products and products in clinical development and advancing the Company’s research and development plan by continuing pre-clinical development of specified compounds.

At the end of each fiscal year, the Compensation Committee is responsible for assessing the performance of each executive officer against the established Performance Goals and determining the level of awards, if any, under the MICP.  The Compensation Committee then presents its decisions to the independent members of the Board for ratification.  If a minimum MICP score is not achieved (85% for the CEO and 90% for the other executive officers), an executive officer will not be eligible to receive any award under the MICP.  An executive officer who achieves 100% of his or her Performance Goals will receive the “target” Award, which is 100% of 2007 base salary for the CEO and 50% of his or her 2007 base salary for the other executive officers.  The achievement of a higher or lower percentage of an executive officer’s Performance Goals will impact any Awards under the MICP, which can range from 15% to 300% of the “target” Award for the CEO and 15% to 220% of the “target” Award for the other executive officers.

The following table summarizes the components of the MICP for 2007.

	Chief Executive Officer	Other Executive Officers

Financial Goals	• Total product sales target (30%)	• Total product sales target (15%)
	• Pro forma net income target (30%)	• Pro forma net income target (15%)

Operational Goals	Performance goals in the areas of clinical (20%), manufacturing and technical operations (10%) and R&D (10%)	Objectives are specific to each individual executive officer and his or her areas of responsibility (70%)

MICP “Score”

•   Weighted average minimum MICP score of 85 of the above listed components required for CEO to be eligible for an MICP award

•   For each MICP point below 100, target bonus percentage of 100% is decreased by approximately 7% (e.g., MICP score of 98 yields a bonus payout of 87% of base salary)

•   For each MICP point above 100, target bonus percentage is increased by an average of approximately 14% for MICP scores from 101 to 111. For example, an MICP score of 102 yields a bonus payout of 128% of base salary. At an MICP score of 112, the maximum bonus will be earned.

•   Weighted average minimum MICP score of 90 of the above listed components required for an executive officer to be eligible for an MICP award

•   For each MICP point above or below 100, target bonus percentage of 100% is increased or decreased by 3.5%, respectively (e.g., MICP score of 98 yields a bonus payout of 43% of base salary). At an MICP score of 120, the maximum bonus will be earned.

Target MICP Bonus	100% of 2007 base salary	50% of 2007 base salary

MICP Award Percentage	Could range from 0% (for an MICP score below 85) to 300% of base salary (at maximum performance)	Could range from 0% (for an MICP score below 90) to 110% of an NEO’s base salary (at maximum performance)

MICP Award Dollar Value	Could range from $0 (for an MICP score below 85) to $3,390,100 (for maximum performance).	Individual awards could range from $0 (for an MICP score below 90) to approximately $612,150 (for maximum performance).

The MICP for 2007 is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a)           On February 7, 2007, the Compensation Committee determined the recommended annual cash bonus awards to be made to executive officers of the Registrant for fiscal year 2006 as determined pursuant to the Company’s MICP for 2006.  These award recommendations were presented to and approved by the independent members of the Board on February 8, 2007.  The awards were approved subject to the finalization of financial results for the year ended December 31, 2006, which were released on February 12, 2007.

The awards earned in 2006, which will be paid in late February 2007, are as follows:

Name:	Cash Bonus
Frank Baldino, Jr., Ph.D.	$1,772,500
J. Kevin Buchi	$380,800
Peter E. Grebow, Ph.D.	$325,500
John E. Osborn	$296,700
Robert P. Roche, Jr.	$404,300
Lesley Russell, MB.Ch.B., MRCP.	$101,400
Carl A. Savini	$306,600
Jeffry L. Vaught, Ph.D.	$365,000

(b)           With respect to the MICP for 2007, the information required by this Item 5.02 is incorporated by reference to the information contained in Item 1.01(b) above.

Item 9.01               Financial Statements and Exhibits

(d)           Exhibits.

Exhibit No.	Description of Document
10.1	Agreement of Appointment and Joinder and Amendment No. 1 dated February 9, 2007 to the Second Amended and Restated Rights Agreement dated October 27, 2003.
10.2	Cephalon, Inc. 2007 Management Incentive Compensation Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEPHALON, INC.

Date: February 12, 2007	By:	/s/ J. Kevin Buchi
J. Kevin Buchi
Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Document
10.1	Agreement of Appointment and Joinder and Amendment No. 1 dated February 9, 2007 to the Second Amended and Restated Rights Agreement dated October 27, 2003
10.2	Cephalon, Inc. 2007 Management Incentive Compensation Plan